          As Filed with the Securities and Exchange Commission on April 14, 2000
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549
                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                ELECTROPURE, INC.
             (Exact name of Registrant as specified in its charter)

              CALIFORNIA
     (State of Other Jurisdiction                      33-0065212
  or Incorporation of Organization)        (I.R.S. Employer Identification No.)

               23456 South Pointe, Laguna Hills, California 92653
                                 (949) 770-9347
          (Address and telephone number of principal executive offices)
                           --------------------------

                    Electropure, Inc. 1999 Stock Option Plan
                            (Full title of the plan)
                           --------------------------


                           FLOYD H. PANNING, President
                                ELECTROPURE, INC.
                               23456 South Pointe
                         Laguna Hills, California 92653
                                 (949) 770-9347
      (Name, address and telephone number of Agent for service of process)
                            --------------------------

                          Copies of communications to:
                             Ronald P. Givner, Esq.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
                       300 South Grand Avenue, 34th Floor
                          Los Angeles, California 90071
                                 (213) 687-5329
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
                                        Maximum       Maximum        Amount of
Title of Securities   Amount to be      Offering     Aggregate     Registration
 to be Registered      Registered      Price Per      Offering          Fee
                                      Share(1)(2)      Price
--------------------------------------------------------------------------------
Class A Common Stock,
par value $0.01       1,000,000 (3)      $1.25      $1,250,000.00     $368.77
  per share

----------


(1) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), based on the closing sale price as reported on the Electronic Bulletin Board on March 28, 2000.

(2)     Estimated solely for the purpose of calculating the registration fee.

(3) Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate number of additional shares of Class A Common Stock that may become issuable pursuant to the antidilution provisions of the Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the information specified in Part I of the Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Electropure, Inc. ("ELECTROPURE"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

(1) Electropure's Annual Report on Form 10-KSB for the year ended October 31, 1999; and

(2) The description of the Class A Common Stock contained in Electropure's Registration Statement on Form S-1 (File No. 33-10669) filed on December 15, 1986, including any amendment or report filed for the purpose of updating such information.

        All documents subsequently filed by Electropure pursuant to Sections 13(a), 13(c)14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Electropure's Charter limits the liability of Electropure's directors and officers to Electropure and its stockholders to the fullest extent permitted from time to time by California law. California law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of Electropure or its stockholders to obtain other relief, such as an injunction or recission.

        Electropure's Charter and Bylaws require Electropure to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by California law. The California General Corporation Law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard or conduct required for indemnification to be permitted. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

        Electropure has entered into agreements with certain of its officers and directors, pursuant to which Electropure has agreed to indemnify such officers and directors to the fullest extent permitted by applicable law.

        Section 8.6 of the 1999 Stock Option Plan of Electropure, Inc. (the "Plan"), specifically provides that, to the fullest extent permitted by law, each of the members of the Board of Directors of Electropure (the "Board"), the Administrator of the Plan and each of the directors, officers and employees of Electropure, and any successor of Electropure shall be held harmless and indemnified by Electropure for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorney's fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of the 1999 Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        4.1 Specimen certificate for Class A Common Stock (incorporated by reference from Electropure's registration statement on Form S-1 filed on December 15, 1986)

        5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom, L.L.P. regarding the validity of the Securities offered hereby.

        23.1    Consent of Kelly & Company.

        23.2 Consent of Skadden, Arps, Slate, Meagher & Flom, L.L.P. (included in its opinion filed as Exhibit 5.1).

        24.1    Power of Attorney (included on page II-6).

ITEM 9. UNDERTAKINGS.

               a. The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any prospectus required by Section 10(a)(3) of the Securities Act; to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, State of California, on this 28th day of March, 2000.

                                      ELECTROPURE, INC.

                                      By /S/ CATHERINE PATTERSON
                                        ----------------------------------------
                                      Name: Catherine Patterson
                                      Title: Chief Financial Officer


                                POWER OF ATTORNEY

        KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Catherine Patterson and Floyd H. Panning, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/S/  WILLIAM F. FARNAM                                Director               March 28, 2000
------------------------------------------
WILLIAM F. FARNAM

                                                      Director
------------------------------------------
RANDALL P. FRANK

/S/  RANDOLPH S. HEIDMANN                             Director               March 28, 2000
------------------------------------------
RANDOLPH S. HEIDMANN

/S/  ARTHUR LIPPER III                                Director               March 28, 2000
------------------------------------------
ARTHUR LIPPER III

/F/  FLOYD H. PANNING                          Chief Executive Officer       March 28, 2000
------------------------------------------          and Director
FLOYD H. PANNING

/S/  CATHERINE PATTERSON                           Chief Financial           March 28, 2000
                                                 Officer (Principal
                                                    Financial and
------------------------------------------       Accounting Officer)
CATHERINE PATTERSON

                                  EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-----------    ----------------------
        4.1    Specimen certificate for Class A Common Stock (incorporated by reference from Electropure's registration statement on Form S-1 filed on December 15, 1986).

        5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom, L.L.P. regarding the validity of the Securities offered hereby.

        23.1   Consent of Kelly & Company.

        23.2 Consent of Skadden, Arps, Slate, Meagher & Flom, L.L.P. (included in its opinion filed as Exhibit 5.1).

        24.1   Power of Attorney (included on page II-6).